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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 Current report
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27, 2004



                     PERFORMANCE TECHNOLOGIES, INCORPORATED
             (Exact name of registrant as specified in its charter)

                                    Delaware
                 (State or other jurisdiction of incorporation)

      0-27460                                               16-1158413
(Commission File Number)                                  (I.R.S. Employer
                                                         Identification No.)


205 Indigo Creek Drive, Rochester, New York                           14626
(Address of principal executive offices)                            (Zip Code)

                                 (585) 256-0200
              (Registrant's telephone number, including area code)


                                (Not Applicable)
         (Former name or former address, if changed since last report.)

Item 2.02 Results of Operations and Financial Conditions

     On October 27, 2004, Performance Technologies, Incorporated issued a press release announcing its results of operations for the quarter and nine months ended September 30, 2004. A copy of the related press release is being furnished as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c)  Exhibits.

     (99.1) Press release issued by Performance Technologies, Incorporated on
            October 27, 2004.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                     PERFORMANCE TECHNOLOGIES, INCORPORATED


October 29, 2004                    By:/s/  Donald L. Turrell
                                   ---------------------------
                                            Donald L. Turrell
                                            President and
                                            Chief Executive Officer


October 29, 2004                    By:/s/  Dorrance W. Lamb
                                   -----------------------------
                                            Dorrance W. Lamb
                                            Chief Financial Officer and
                                            Vice President of Finance

                                                                  Exhibit 99.1

For more information contact:

Dorrance W. Lamb
Chief Financial Officer
Performance Technologies
585-256-0200 ext. 276
finance@pt.com

Performance Technologies Announces Third Quarter 2004 Financial Results

ROCHESTER, N.Y.-- October 27,2004 -- Performance Technologies, Inc.
(Nasdaq NM: PTIX), a leading supplier of integrated platforms for the communications, military and commercial markets today announced its financial results for the third quarter 2004.

Revenue in the third quarter 2004 amounted to $11.6 million, compared to $13.1 million in the corresponding quarter a year earlier. Revenue for the nine months ended September 30, 2004 amounted to $40.4 million, compared to $36.7 million during the corresponding period in 2003. The Company's revenue and earnings in 2004 include the Voice Technology Group's (VTG) operations (Mapletree Networks, Inc.) from the date purchased on January 23, 2004. VTG products generated revenue for the third quarter and nine months ended September 30, 2004 amounting to $.4 million and $1.9 million, respectively.

GAAP Earnings Basis

Net income for the third quarter 2004 amounted to $1.4 million, or $.11 per diluted share based on 13.0 million shares outstanding. Net income for the third quarter 2003 amounted to $1.0 million, or $.07 per diluted share, based on 13.0 million shares outstanding.

Net income for the nine months ended September 30, 2004 totaled $4.0 million, or $.30 per diluted share based on 13.4 million shares outstanding. For the nine months ended September 30, 2003, net income amounted to $1.9 million, or $.15 per diluted share based on 12.6 million shares outstanding.

Non-GAAP Information

Management believes that the Company's results excluding non-recurring items provide better comparability of its operations because non-recurring items result from facts and circumstances that vary in frequency, amounts and cause.

During the third quarter 2004, the Company sold its minority interest in Momentum Computer, Inc. and realized a gain of $1.2 million, or $.09 per diluted share. Excluding this gain, net income for the third quarter 2004 amounted to $.2 million, or $.02 per diluted share.

During the first quarter 2004, the Company completed the purchase of assets of Mapletree Networks and recorded in-process research and development costs associated with this acquisition in the amount of $.2 million, or $.02 per diluted share.

Net income for the nine months ended September 30, 2004 amounted to $3.0 million, or $.22 per diluted share excluding in-process research and development expense and the gain on sale of the minority interest in Momentum Computer, Inc., based on 13.4 million shares outstanding.

Cash amounted to $21.4 million and $29.6 million at September 30, 2004 and December 31, 2003, respectively, and the Company had no long-term debt at either date.

The following contains forward-looking statements within the meaning of the Securities Act of 1933 and Securities Exchange Act of 1934 and are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.

For the past two years, the Company's product strategy has been focused on developing and delivering a family of fully managed, integrated platforms which incorporate the Company's components and software for embedded applications. The product family, known as the IPnexus Advanced Managed Platforms(TM), specifically addresses equipment manufacturers' requirements to procure platforms with increased levels of system integration, migrate from older proprietary to more contemporary open-standards platforms, and improve time-to-market for new products. Management believes the Company is well positioned to address these market requirements with arguably the most comprehensive range of platforms, integrated components and software available in the targeted embedded systems marketplace today.

"As we approach the end of 2004, we are pleased with how the Company is delivering on its committed strategy to provide managed platforms to our target markets," said Don Turrell, president and chief executive officer. "This accomplishment provides a robust generation of fully integrated platform solutions as well as industry leading components and software. We believe this addresses a growing interest among customers to acquire more complete advanced solutions and, in turn, is expected to generate positive future financial returns for our Company and our stockholders," continued Mr. Turrell.

The next phase of the Company's product strategy is to further develop and deliver integrated products and platforms targeted at specific applications within the communications market. Based on market data, management has identified voice-over-IP infrastructure and media server/service platforms as growing more rapidly than the overall communications market and these areas can benefit from the Company's capabilities and technologies. Within the next three to twelve months, the Company will introduce several new products directed at these specific market applications.

During the third quarter, the Company completed the sale of its minority investment in Momentum Computer, Inc. for $2.1 million and realized a gain of $1.2 million, or $.09 per diluted share. Cash received in the fourth quarter 2004 from the sale amounted to $3.1 million, including the payoff of a $1.0 million note receivable.

As a result of selling its minority interest in Momentum Computer, Inc. for a gain, and by maintaining tight control over expenses, the Company exceeded its original earnings per share guidance for the third quarter. However, during the second and third quarters, many sectors of the telecommunications market continued to exhibit weakness over prior quarters. From the Company's perspective, telecom spending appears to have continued on certain projects and technologies, but not necessarily across the broad telecommunications infrastructure.

The weakness in the telecommunications market places pressure on the Company's revenue and operating earnings. Despite this weakness, management continues to believe the Company is strategically positioned to improve financial performance when target markets become more positive. Nonetheless, management is formulating actions and taking steps to reduce annualized expenses by approximately $2.0 million with a primary focus on eliminating redundancy in the Company's multi-location operations and to streamline the organization. During the third quarter 2004, the Company began incorporating the Voice Technology Group (VTG) into corporate operations with the integration of the VTG sales and administrative functions. This action is expected to be completed within the next thirty days. During the third quarter, the Company incurred a charge of less than $.1 million related to this restructuring effort. Additional charges related to further restructuring actions are expected in the fourth quarter 2004.

Guidance

The Company's integrated platforms, components and software solutions are incorporated into current and next-generation embedded systems infrastructure. Traditionally, design wins have been an important metric for management to judge the Company's product acceptance in its marketplace. Design wins, if implemented, reach production volumes at varying rates, generally beginning twelve to eighteen months after the design win occurs. A variety of risks such as schedule delays, cancellations, changes in customer markets and economic conditions can adversely affect a design win before production is reached, or during deployment. In addition, during weak or uncertain economic periods, the visibility for customer's orders is limited which frequently causes delays in the placement of orders. These factors often result in a substantial portion of the Company's revenue being derived from orders placed within a quarter and shipped in the final month of the same quarter. Unfortunately, forward-looking visibility on customer orders continues to be very limited. During the third quarter 2004, the Company realized six design wins for its Advanced Managed Platforms, IPnexus(TM), SEGway(TM) and UniPorte(TM) Architecture product families with each expected to generate greater than $.5 million of annualized revenue when reaching production volumes.

Based upon the current business mix, the current backlog and review of sales forecasts, management expects revenue to be in the range of $12.0 million to $13.0 million in the fourth quarter 2004. Gross margin is expected to be approximately 45.0% to 47.5% and diluted earnings per share in the fourth quarter is expected to be $.02 to $.05, excluding any restructuring charges. The effective income tax rate for the fourth quarter is expected to be 31%.

More in-depth discussions of the Company's strategy and financial performance can be found in the Company's Annual and Quarterly Reports, on Form 10-K and Form 10-Q, as filed with the Securities and Exchange Commission.

About Performance Technologies

Performance Technologies (Nasdaq NM: PTIX) develops integrated platforms, components and software solutions for the world's evolving communications infrastructure. Our broad customer base includes companies in the communications, military and commercial markets. Serving the industry for more than 20 years, our complete line of packet-based products enables equipment manufacturers and service providers to offer highly available and fully-managed systems with time-to-market, performance and cost advantages.

Performance Technologies is headquartered in Rochester, New York. Additional operational and engineering facilities are located in San Diego and San Luis Obispo, California; Norwood, Massachusetts and Ottawa, Canada. For more information, visit http://www.pt.com.

Forward-Looking Statements

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. This press release contains forward-looking statements which reflect the Company's current views with respect to future events and financial performance, within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and is subject to the safe harbor provisions of those Sections.

These forward-looking statements are subject to certain risks and uncertainties, and the Company's actual results could differ materially from those discussed in the forward-looking statements. These risks and uncertainties include, among other factors, general business and economic conditions, rapid technological changes accompanied by frequent new product introductions, competitive pressures, dependence on key customers, the attainment of design wins, fluctuations in quarterly and annual results, the reliance on a limited number of third party suppliers, limitations of the Company's manufacturing arrangements, the protection of the Company's proprietary technology, the dependence on key personnel, potential delays associated with the purchase and implementation of an enterprise-wide software system, and potential impairments of investments. These statements should be read in conjunction with the audited Consolidated Financial Statements, the Notes thereto, and Management's Discussion and Analysis of Financial Condition and Results of Operations of the Company as of December 31, 2003, as reported in its Annual Report on Form 10-K, and other documents as filed with the Securities and Exchange Commission.

A conference call will be held on Thursday, October 28, 2004 at 10:00 a.m. eastern time, to discuss the Company's financial performance for the third quarter. All institutional investors can participate in the conference call by dialing (877) 323-2093. The conference call will also be available simultaneously for all other investors at (888) 280-8349. A digital recording will be available one hour after the completion of the conference from October 28 through October 29, 2004. To access, participants should dial (888) 509-0081 or for international/local participants, dial (416) 695-5275. A live Webcast of the conference call will also be available on the Performance Technologies Web site at http://www.pt.com. The Webcast will be archived to the Web site within two hours after the completion of the call.

            PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                                     ASSETS

                                                   September 30,  December 31,
                                                       2004           2003
                                                   -----------    -----------
                                                   (unaudited)

    Current assets:
      Cash and cash equivalents                    $21,439,000    $29,589,000
      Accounts receivable                            9,111,000      7,857,000
      Inventories                                    7,407,000      5,443,000
      Prepaid expenses and other assets              3,617,000        626,000
      Deferred taxes                                 1,944,000      1,714,000
                                                   -----------    -----------
        Total current assets                        43,518,000     45,229,000

    Property, equipment and improvements             2,162,000      2,432,000
    Software development costs                       3,658,000      2,597,000
    Note receivable from unconsolidated company      2,300,000      1,000,000
    Investment in unconsolidated company                              402,000
    Goodwill                                         5,474,000
                                                   -----------    -----------
         Total assets                              $57,112,000    $51,660,000
                                                   ===========    ===========

                     LIABILITIES AND STOCKHOLDERS' EQUITY

    Current liabilities:
      Accounts payable                              $1,398,000     $1,231,000
      Income taxes payable                             461,000      1,760,000
      Accrued expenses                               3,292,000      4,019,000
                                                   -----------    -----------
         Total current liabilities                   5,151,000      7,010,000

    Deferred taxes                                   1,047,000        698,000
                                                   -----------    -----------
         Total liabilities                           6,198,000      7,708,000
                                                   -----------    -----------
    Stockholders' equity:
      Preferred stock
      Common stock                                     133,000        133,000
      Additional paid-in capital                    12,858,000     12,863,000
      Retained earnings                             43,195,000     40,532,000
      Treasury stock                                (5,254,000)    (9,536,000)
      Accumulated other comprehensive loss             (18,000)       (40,000)
                                                   -----------    -----------
        Total stockholders' equity                  50,914,000     43,952,000
        Total liabilities and stockholders'        -----------    -----------
        equity                                     $57,112,000    $51,660,000
                                                   ===========    ===========

           PERFORMANCE TECHNOLOGIES, INCORPORATED AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF INCOME
       FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2004 AND 2003
                                 (unaudited)

                               Three Months Ended        Nine Months Ended
                                  September 30,             September 30,
                               2004         2003         2004         2003
                           -----------  -----------  -----------  -----------
    Sales                  $11,560,000  $13,060,000  $40,400,000  $36,735,000
    Cost of goods sold       6,608,000    6,516,000   20,849,000   19,062,000
                           -----------  -----------  -----------  -----------
    Gross profit             4,952,000    6,544,000   19,551,000   17,673,000
                           -----------  -----------  -----------  -----------
    Operating expenses:
      Selling and marketing  1,568,000    1,514,000    4,769,000    4,322,000
      Research and
       development           2,398,000    2,513,000    7,610,000    7,291,000
      General and
       administrative          993,000    1,168,000    3,535,000    3,430,000
      Restructuring charge      12,000                    12,000
      In-process research and
       development                                       218,000
        Total operating    -----------  -----------  -----------  -----------
         expenses            4,971,000    5,195,000   16,144,000   15,043,000
                           -----------  -----------  -----------  -----------
    Income (loss) from
      operations               (19,000)   1,349,000    3,407,000    2,630,000

    Other income, net          182,000      150,000      471,000      404,000
    Income before income taxes,
     equity in income (loss) of
     unconsolidated company
     and gain on sale of
     investment                163,000    1,499,000    3,878,000    3,034,000

    Income tax provision        51,000      465,000    1,270,000      941,000
    Income before equity in
     income (loss) of
     unconsolidated company
     and gain on sale
     of investment             112,000    1,034,000    2,608,000    2,093,000

    Equity in income (loss)
     of unconsolidated company  90,000      (79,000)     182,000     (177,000)

    Gain on sale of investment
     in unconsolidated
     company, net of tax     1,169,000                 1,169,000
                           -----------  -----------  -----------  -----------
    Net income             $ 1,371,000  $   955,000  $ 3,959,000  $ 1,916,000
                           ===========  ===========  ===========  ===========

    Basic earnings per
     share                 $       .11  $       .08  $       .31  $       .16
                           ===========  ===========  ===========  ===========

    Weighted average common
     shares                 12,758,000   12,236,000   12,702,000   12,220,000
                           ===========  ===========  ===========  ===========

    Diluted earnings per
     share                 $       .11  $       .07  $       .30  $       .15
                           ===========  ===========  ===========  ===========

    Weighted average common
     and common equivalent
     shares                 13,047,000   13,004,000   13,369,000   12,556,000
                           ===========  ===========  ===========  ===========